Exhibit 23.1


                  [letterhead of HLB Gross Collins, P.C.]

                      CONSENT OF INDEPENDENT AUDITORS

As independent auditors of Foodvision.com, Inc., we hereby consent to the incorporation of our report dated April 3, 2000, relating to the consolidated balance sheet of Foodvision.com, Inc. as of December 31, 1999, and the related consolidated statements of operations, changes instockholders' equity and cash flows for the years ended December 31, 1999 and 1998 in this Registration Statement on Form S-8.

/s/ HLB Gross Collins, P.C.

Atlanta, Georgia
October 31, 2000